Exhibit 99.1

October 13, 2020

COMPANY CONTACT:
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel to Release Third Quarter Financial Results on November 9, 2020

Clayton, Mo. (October 13, 2020) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, announced today that it will release third quarter 2020 financial results after market close on Monday, November 9, 2020.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom manufacturing”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

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